QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Registration Statement on Form S-1(File No. 333-189284), as amended, of Antero Resources Corporation and the related prospectus that is a part thereof and to the incorporation by reference of such Registration Statement in its entirety into this Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933. We hereby further consent to the use in such Registration Statements and related prospectus of information contained in our reports dated January 19, 2012 and January 28, 2011 relating to the estimates of the oil and gas reserves and related revenues of Antero Resources Corporation's Piceance Basin Properties.

        We further consent to the reference to this firm under the heading "EXPERTS" in the Registration Statements and related prospectus.

\s\Ryder Scott Company, LP Ryder Scott Company, LP
Denver, Colorado October 7, 2013

QuickLinks

  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS